UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2024

HF FOODS GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of incorporation)	001-38180 (Commission File No.)	81-2717873 (IRS Employer Identification No.)

6325 South Rainbow Boulevard, Suite 420 Las Vegas, Nevada (Address of principal executive offices)	89118 (Zip Code)

Registrant’s telephone number, including area code: (888)-905-0998

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market
Preferred Share Purchase Rights	N/A	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Cong (Cindy) Yao as Chief Financial Officer
Effective May 1, 2024, Cindy Yao will be appointed as HF Foods Group Inc.’s (the “Company”) permanent Chief Financial Officer. Ms. Yao will succeed Felix Lin, who has served as the Company’s Interim Chief Financial Officer since February 12, 2024. Mr. Lin will continue to hold this position until Ms. Yao’s appointment becomes effective and will continue to hold his position as the Company’s President & Chief Operating Officer after Ms. Yao’s appointment becomes effective.
Ms. Yao, 57, previously served as Chief Financial Officer and Executive VP for Markel Food Group, a food industry equipment supplier, since November 2013. Prior to joining Markel Food Group, Ms. Yao served as Vice President and Corporate Treasurer, Executive Director (head) of Global Treasury Operations, and Director of Global Treasury Operations for Bausch + Lomb Incorporated, an eye health products company, from September 2002 to October 2013. Ms. Yao received her Bachelor of Arts in English Language and Literature from East China Normal University, her Master’s of Accountancy from the Virginia Polytechnic Institute, and her Master’s of Business Administration from William E. Simon School of Business Administration, University of Rochester.
There are no family relationships between Ms. Yao and any director or executive officer of the Company. There are no transactions to which the Company is a party and in which Ms. Yao has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Offer Letter
Ms. Yao entered into an offer letter with the Company (the “Offer Letter”) providing for an at-will employment relationship. The Offer Letter provides that Ms. Yao will receive an annual base salary of $375,000. The Offer Letter also provides Ms. Yao with the opportunity to receive an annual target bonus equal to 100% of her base salary and equity grants equal to the value of 100% of her base salary. For fiscal year 2024, Ms. Yao’s cash incentive bonus payment will be prorated to reflect the portion of the year in which she was employed by the Company. The Company will also provide Ms. Yao with twelve months of corporate housing and up to $150,000 in relocation expenses.
Under the Offer Letter, Ms. Yao will be eligible for six months of severance pay prior to her achievement of eighteen months of continuous service to the Company. Upon her achievement of eighteen months continuous service to the Company, Ms. Yao will be eligible for severance benefits under the HF Foods Group Amended and Restated Severance Plan (the “Severance Plan”), including after such date, payment of her annual base salary for termination without cause (as defined under the Severance Plan), or termination for good reason (as defined under the Severance Plan), and three times base salary for a termination by the Company or acquiring party in conjunction with a change in control. The Severance Plan was filed with the Securities and Exchange Commission on January 5, 2023 as Exhibit 10.1 to the Company’s Current Report on Form 8-K, and is incorporated by reference herein.
The foregoing description of the terms and conditions of the Offer Letter does not purport to be complete and is qualified in its entirety by the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On April 25, 2024, the Company issued a press release regarding the appointment of Ms. Yao as the Company’s Chief Financial Officer, a copy of which is furnished as Exhibit 99.1 hereto.
This information, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
10.1	Offer Letter, dated April 22, 2024, by and among HF Foods Group Inc. and Cindy Yao.
99.1	Press release dated April 25, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: April 25, 2024	/s/ Felix Lin
Felix Lin
Interim Chief Financial Officer; President and Chief Operating Officer